Exhibit 99.1

ARES CAPITAL CORPORATION
SCHEDULES EARNINGS RELEASE
FOR THE QUARTER ENDED MARCH 31, 2007

New York, NY — April 27, 2007 — Ares Capital Corporation (NASDAQ: ARCC) announced today that it will report earnings for the quarter ended March 31, 2007 on Thursday, May 10, 2007.

Ares Capital Corporation invites all interested persons to attend its webcast/conference call at 10:00 a.m. (Eastern Time) on Thursday, May 10, 2007 to discuss its first quarter 2007 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast page in the Investor Resources section of our website at www.arescapitalcorp.com.  Please visit the website to test your connection before the call.  You can also access the conference call by dialing (877) 407-8033 approximately 5-10 minutes prior to the call.  International callers should dial (201) 689-8033.  All callers should reference “Ares Capital Corporation.”  For the convenience of our stockholders, an archived replay of the call will be available through May 24, 2007 by calling (877) 660-6853.  International callers please dial (201) 612-7415.  For all replays, please reference account #286 and conference ID #240205.  An archived replay will also be available in the Investor Resources section of our website.

About Ares Capital Corporation
Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private U.S. middle market companies.
Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

CONTACT:  Merritt S. Hooper of Ares Capital Corporation, (310) 201-4200